Exhibit 99.1

SELLAS Life Sciences and 3D Medicines Announce Exclusive License Agreement for Development and Commercialization of Galinpepimut-S (GPS) and GPS+ in Greater China

- SELLAS to Potentially Receive Up To $202 Million, Inclusive of $7.5 Million Upfront License Fee and $8 Million Near-term Milestones, plus Tiered Royalties -

- 3D Medicines to Lead Clinical Development and Commercialization of GPS and GPS+

in Greater China -

- SELLAS Retains Rights in the Rest of World, Including United States -

NEW YORK and SHANGHAI, December 7, 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS”), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, and 3D Medicines Inc. (“3DMed”), a China-based biopharmaceutical company developing next-generation immuno-oncology drugs, today announced that they have entered into an Exclusive License Agreement granting rights to 3DMed to develop and commercialize SELLAS’ lead late-stage clinical candidate, galinpepimut-S (GPS), as well as its next generation heptavalent immunotherapeuatic, GPS+, which is at preclinical stage, across all therapeutic and diagnostic uses in the Greater China territory (mainland China, Hong Kong, Macau and Taiwan). SELLAS retains sole rights to GPS and GPS+ outside of the Greater China area. Potential payments to SELLAS under the agreement could total $202 million in license fees and milestone payments, not including future royalties.

GPS is an innovative potentially first-in-class WT1-targeting artificially engineered synthetic heteroclitic immunotherapeutic in development for hematological malignancies and solid tumors characterized by an overexpression of the WT1 (Wilms Tumor Protein) antigen. In 2020, SELLAS commenced a Phase 3 clinical trial (the REGAL study) of GPS in patients with acute myeloid leukemia (AML) who have reached second complete remission.

“This agreement represents an important achievement for SELLAS as we continue to progress our clinical development program for GPS. We are excited to collaborate with 3DMed on the development and commercialization of GPS in China. 3DMed, an ambitious biopharmaceutical company with development, registration and commercialization capabilities with a focus on developing next-generation immuno-oncology drugs and an experienced team, is a wonderfully complementary partner in bringing the potential of GPS to patients in Greater China. The collaboration begins to put in place essential elements designed to expand the reach of GPS outside the United States, following potential regulatory approvals," said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS. “The completion of this agreement, amid the COVID-19 pandemic, shows the execution strength of our team. We are also pleased to have strengthened our balance sheet with the non-dilutive upfront license fee of $7.5 million with other potential milestones over the next several months.”

“We are very pleased to execute this exclusive license agreement of GPS and GPS+ in the Greater China area with SELLAS,“ said John Gong, M.D., Ph.D., Chairman and Chief Executive Officer of 3DMed. “GPS and GPS+ are innovative therapeutics and, with growing need for new treatments, GPS’ potential use as a monotherapy as well as in combination with our Envafolimab, an innovative subcutaneous PD-L1 antibody which we have just filed for marketing approval in China, could create significant value for both 3DMed and SELLAS. This partnership highly reflects the vision of 3DMed to help patients with cancer to live longer and better. We believe that the addition of the GPS and GPS+ assets to our clinical portfolio is an important synergistic and strategic step for 3DMed as this partnership will expand our company’s therapeutic area expertise and improve our competitiveness.”

Under the financial terms of the agreement:

•	SELLAS could potentially receive up to $202 million in license and milestone payments during the course of the collaboration, not including future royalties.

•	SELLAS will receive payment of an upfront license fee of $7.5 million payable this quarter and is eligible to receive potential near-term milestones totaling up to an additional $8.0 million.

•	SELLAS is entitled to receive royalties on Chinese sales on a tiered basis, dependent on sales levels, ranging from the high single to low double-digit percentage.

•	3DMed will be responsible for the costs of all development and regulatory activity for Greater China.

Torreya acted as a financial advisor to SELLAS.

About Galinpepimut-S

Galinpepimut-S (GPS) is an innovative and potentially first in class heteroclitic immunotherapy targeting Wilms Tumor 1 (WT1) which is ranked as the #1 cancer antigen by the National Cancer Institute.  GPS consists of a mixture of four peptide fragments derived from the WT1 whole-length protein, two of which are artificially mutated by design utilizing the heteroclitic technology principle, aiming at optimal immunogenicity and mitigation of immune tolerance by the vaccinated host.  GPS targets 25 carefully selected and validated WT1 antigenic epitopes and is applicable across the majority of HLA types on a global scale. GPS has an off-the-shelf lyophilized formulation and is administered subcutaneously to patients. GPS is optimally positioned either as a maintenance monotherapy in various clinical settings where the residual disease burden after prior debulking is very low, such as complete remission status in AML, or in combination with other therapeutic agents, most notably immune checkpoint inhibitors. In clinical trials, GPS has shown, both as monotherapy and in combination with checkpoint inhibitors, high rates of induction of immunogenicity and the abiitiy to delay disease relapse with an overall low incidence of adverse events, mainly low grade local inoculation reactions, and is currently being evaluated in a Phase 3 clinical trial as monotherapy for AML patients who are in second complete remission and in Phase 1 and Phase 2 studies in combination with checkpoint inhibitors. GPS was granted Orphan Drug Product Designations from the U.S. Food and Drug Administration (FDA), as well as Orphan Medicinal Product Designations from the European Medicines Agency, in AML, malignant pleural mesothelioma (MPM), and multiple myeloma (MM), as well as Fast Track Designation for AML, MPM, and MM from the FDA.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, nelipepimut-S (NPS), is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

About 3D Medicines, Inc.

3D Medicines, Inc. is a biopharmaceutical company at the stage of late clinical development and early commercialization. With the concept “Help people with cancer live longer and better,” aiming for the future long-term survival of tumor patients, 3D Medicines focuses on the development of differentiated next-generation immuno-oncology drugs, to help cancer patients live longer with better quality of life. 3D Medicines has built a pipeline with both innovative biological and small-molecule anti-tumor drugs, and a professional team with global development, registration and commercialization capabilities. For more information, please visit www.3d-medicines.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the Company’s plans for further development of and regulatory plans for GPS, including the timing of clinical results and the potential for GPS as a drug development candidate. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic and its impact on the Company’s clinical plans and business strategy, risks and uncertainties associated with immune-oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 13, 2020 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contacts
Adam Holdsworth
PCG Advisory
646-862-4607
adamh@pcgadvisory.com

Investor Relations
SELLAS Life Sciences Group, Inc.
917-438-4353
info@sellaslife.com